EXHIBIT 99.1
AMENDED AND RESTATED SUPPLY AGREEMENT
     This Amended and Restated Supply Agreement (the “Agreement”) is entered into as of March 1, 2004, (the “Effective Date”), by and between THREE-FIVE SYSTEMS, INC. (on behalf of itself and all its worldwide affiliates, divisions, and subsidiaries, including, but not limited to, TFS Electronic Manufacturing Services, and TFS Electronic Manufacturing Services Sdn. Bhd.) (collectively the “Company”) and AVOCENT CORPORATION (on behalf of itself and its subsidiaries, Avocent-Redmond Corp., Avocent International Ltd., and Avocent-Huntsville Corp. (collectively, “Avocent”), and amends, restates, and supersedes that certain Amended and Restated Supply Agreement dated December 1, 2002 between ETMA Corporation and Avocent (the “Original Agreement”). Company and Avocent are each referred to as a “Party” and collectively as the “Parties.”
     WHEREAS, Avocent desires to purchase certain products from Company, and Company desires to manufacture and sell to Avocent such products, upon the terms and conditions set forth in this Agreement;
     NOW, THEREFORE, the Parties agree as follows:
     1. Term and Termination.
          1.1 Term. The initial term of this Agreement is one (1) year beginning on the Effective Date. This Agreement will automatically renew for additional one (1) year terms unless either Party notifies the other Party of its intent to terminate the Agreement at least ninety (90) days before the end of the then-current term.
          1.2 Termination of this Agreement. Either Party may, at its option and upon written notice to the other Party, terminate this Agreement if: (a) a material breach of this Agreement by the other Party (including, without limitation, a failure by the Company to comply with its material obligations under Section 3 or its obligations under Section 6.1 in the event of an epidemic default) is not remedied within thirty (30) days after the breaching Party’s receipt of written notice of the breach; (b) the other Party admits in writing its inability to pay its debts generally as they become due, files a petition for bankruptcy, or executes an assignment for the benefit of creditors or similar document; (c) a receiver, trustee in bankruptcy, or similar officer is appointed for the other Party’s property; or (d) a majority interest of the equity or assets of the other Party is transferred to an unrelated third party or this Agreement is assigned without, in either case, the prior written consent of the other Party to this Agreement.
          1.3 Effect of Termination. In the event of any termination of this Agreement, the provisions of this Agreement shall continue to apply to all Purchase Orders (as defined in Section 3.2) accepted by Company prior to the effective date of such termination. Upon termination of this Agreement, any monies due to the other Party hereunder shall become promptly due and payable, and any tooling, loaned equipment, or test fixtures provided by Avocent to Company (or paid for by Avocent) must be promptly returned unless otherwise requested in writing by Avocent. Termination of this Agreement shall not relieve either Party of any obligation to make payments which may he owed to the other Party under the terms of this Agreement or any other provisions of this Agreement that survives pursuant to Section 10.13.

Avocent shall be responsible for any non-cancelable/non-returnable parts previously ordered by Company with the express written approval of Avocent. Termination shall not exclude other remedies for failure of a Party to perform its obligations.
     2. Manufacture, Sale, and Payment.
          2.1 Manufacture and Sale. Upon delivery and acceptance of Purchase Orders, the Company will manufacture and sell to Avocent, and Avocent agrees to purchase, the final assembled products (including private-label products for Avocent’s OEM customers) identified with their agreed upon prices on attached Exhibit A (the “Products”), as amended from time to time by the mutual written agreement of the parties, in accordance with the terms of this Agreement and the specifications, drawings, standards, and certifications detailed in Avocent’s product and documentation configuration database, which Company acknowledges has been made available to it. All prices are exclusive of sales taxes and freight costs but are inclusive of all other charges including charges for labeling, packing, or other fees or charges.
          2.2 Certifications. Prior to the initial production of any Product, Avocent shall notify the Company of, and Company shall obtain, all manufacturing or manufacturing process certifications, audits, and approvals required to allow Avocent to sell such Product worldwide including but not limited to the following regulatory approvals: UL/cUL FCC Class B, ICES 22.2, CE, TUV or ERG GS, NEMKO, NOM, GOST, IRAM, BSMI, MIC/RRL, CCIB/CCEE, C-Tick, and PSB. In addition, Company has and shall maintain its ISO 9002 certification. All such certifications and approvals shall be maintained throughout the term of this Agreement, and Company shall immediately give written notice to Avocent if any such certification or approval is lost or terminated.
          2.3 Manufacturing Locations and Processes. The Avocent approved manufacturing facilities of Company as of the Effective Date are listed in Exhibit B. All Products that Company delivers to Avocent will be manufactured at the locations listed in Exhibit B. Company will provide Avocent with ninety (90) days advance written notice (except in Force Majeure situations described in Section 10.11. or as otherwise agreed in writing by the Parties) of any proposed changes of manufacturing locations. Changes in manufacturing locations are subject to Avocent’s approval and right to audit (see Section 10.1), but Avocent will not unreasonably withhold approval of a new manufacturing location. Company will give due consideration to Avocent’s input on matters including, without limitation, inventory velocity (hubs and revolver requirements), quality, timeliness of delivery, and manufacturability. No modifications whatsoever shall be made to the manufacturing processes for the Products, the Product test sequence, or the specification of components for the Products without the express written consent of Avocent.
          2.4 Approved Vendors. Supplier shall at all times adhere to the approved vendor list in the Avocent engineering data base. This includes both primary and secondary suppliers (e.g. components or parts programmed at third party programming houses, third party service providers such as paint shops, etc). In the event that a part number that does not have an approved vendor in the database, Supplier shall obtain Avocent’s written consent before using any such vendor. In the event that Supplier does not adhere to this process or the approved vendor list, Supplier shall be liable for all charges related to usage of incorrect components, parts, or processes (including, but not limited to, replacement of the entire unit and any associated freight and/or product replacement costs).
          2.5 Engineering Change Orders. Any excess and/or obsolescence charges shall be submitted to Avocent for prior written approval via the “CIR” (change incorporation request) before any “ECO” (Engineering Change Order) is implemented and or any implementation charges are submitted to Avocent. Any expenses or costs associated with excess and obsolete part numbers missed by the CIR process shall be submitted to Avocent for approval within 30 days of the release of the ECO or they will not be accepted by Avocent. Final approval of all charges submitted shall be deemed approved by Avocent only after a signed purchase order is released with disposition ii instructions for the product.
     3.  Forecasts, Purchase Orders, Delivery, Inspection, Acceptance, and Payment.
          3.1 Forecasts. Avocent shall submit to the Company 180-day rolling forecasts for quantities of Products that may be required. In response, and within five (5) days after receipt, Company will provide a monthly capacity and material analysis report detailing availability for Avocent’s forecast. Confirmation of the forecast by Company constitutes a commitment by Company to provide the forecasted quantities to Avocent, if ordered by Avocent. Actual orders may vary from forecasts, and any forecasts or sales projection information given to Company by Avocent are non-binding.
          3.2 Purchase Orders. Avocent may place purchase orders for Products (a “Purchase Order” or “Purchase Orders”) during the term of this Agreement. All Purchase Orders shall be in writing, shall be placed directly with Company, and shall include quantity and part number(s). Purchase Orders will generally be a quarterly “blanket” Purchase Order for purchases during the first 90 days of the 180 day forecast broken out on a month-by-month basis, and Avocent may cancel, change, modify, or delay any Purchase Order at no charge based on the following schedule: (a) within thirty (30) days of the scheduled shipment date, twenty-five percent (25%) of any Part Number(s) on a particular Purchase Order, (b) within thirty-one (31) to sixty (60) days of the scheduled shipment date, thirty-five percent (35%) of any Part Number(s) on a particular Purchase Order, and (c) within sixty-one (61) to ninety (90) days of the scheduled shipment date, fifty percent (50%) of any Part Number(s) on a particular Purchase Order. Notwithstanding the foregoing schedule, Company will use its reasonable best efforts (including, for example, supply chain management and relationships to foster and facilitate maximum upside flexibility) to meet any quantity increase or shipment schedule acceleration over the quantity or shipment schedule originally set forth in a Purchase Order. Avocent will, in its sole discretion, “call-off” quantities described in a particular Purchase Order and provide shipping directions at will against these Purchase Orders. Each month, Purchase Orders will be updated for the remainder of the quarterly Purchase Order period. All Purchase Orders will be subject to acceptance by Company within seventy-two (72) hours after receipt, and if not rejected within such period, shall be deemed accepted by Company. All Purchase Orders will be considered for resale only, unless otherwise designated on the Purchase Order. All Purchase Orders and acknowledgements for Products shall he governed exclusively by the terms and conditions of this Agreement, and any terms and conditions on Avocent’s Purchase Orders, on Company’s acknowledgements, or on the other forms of either party that are inconsistent with or additional to the terms and conditions of this Agreement shall have no force or effect whatsoever. On a weekly basis, Company shall provide to Avocent a report that details the status of all open Purchase Orders.
     As an alternative to the Purchase Order release schedule defined above, Avocent will release a “CM Build Schedule” report to the Company weekly. This CM Build Schedule shall define both released Purchase Orders covering the next two-week period and planned purchase requirements extending out 180 days. Regardless of any Forecast/Purchase Orders or a CM Build Schedule with Purchase Orders/Purchase Requirements/Forecast, the Company is required to purchase, build, and manage inventory in an identical manner as described above, and Avocent’s liability shall remain the same.
     The Company shall maintain a buffer stock of Products sufficient to fill one (1) week of forecasted orders for the Products, but the buffer stock quantity will fluctuate periodically, and the 180 day forecast will update required buffer stock quantities each month. In addition, if a hub is established at or near Avocent International’s facility in Shannon, Ireland, the hub buffer stock shall be two (2) weeks. If buffer stock is used to fill orders, Company shall immediately ship Products to replenish such buffer stock within one (1) week. On a weekly basis, Company shall provide to Avocent a report that details the status of all open Purchase Orders.
          3.3 Delivery. Company shall deliver the Products as directed by Avocent call-off’s. Testing, packing, and shipment of the Products will be according to all Avocent specifications and procedures defined in Avocent’s documentation configuration database. Avocent will select the mode of shipment (typically surface transportation) and the carrier at the time individual call-offs are made against the a quarterly Purchase Order. Shipments shall be F.O.B. Destination as designated by Avocent in its Purchase Orders. Risk of loss and damage to the Products shall remain with Company even after delivery by Company to a common carrier at Company’s facility, and risk of loss and damage shall pass to Avocent only when delivered by such common carrier at the destination designated by Avocent in its Purchase Orders. Avocent agrees to pay freight and shipping costs and the cost of insuring Products during shipment and to designate Company as a loss payee on any casualty policy insuring such Products during shipment, and Company agrees to seek recourse only from such insurance proceeds and/or from the common carrier (and not from Avocent) for any loss or damage to the Products during shipment.
          3.4 Delivery Schedules. Products must be delivered to the F.O.B. location no more than 24 hours early or 24 hours late. Time is of the essence, and if Company cannot meet a scheduled delivery date, Company shall promptly notify Avocent as soon as it becomes aware that it cannot meet such date, and shall provide Avocent with a revised delivery date. Company will use best efforts (including the use of overtime and air freight) to reduce the late delivery, and Company will pay any expedited freight costs for Products shipped late. Avocent may, at its option, cancel or reschedule orders for Products that will be delivered more than three (3) days late without any liability whatsoever and exercise all other remedies provided at law, in equity, and in this Agreement.
          3.5 Inspection and Acceptance. Before shipment, Company shall inspect, test, and qualify individual Products for Avocent. In addition, Products purchased pursuant to this Agreement shall he subject to inspection and test by Avocent at all times and places. Avocent reserves the right to reject Product which does not conform to the specifications, drawings, standards, or other descriptions specified by Avocent or in Avocent’s product and documentation database. Avocent may return defective or non-conforming Product for full credit of the purchase price plus any transportation charges paid by Avocent, which right shall be in addition to such other legal rights as Avocent may have. No payment shall be due to Company until non-conforming Products are repaired or replaced.
          3.6 Payment Terms. All payments by Avocent for the Products shall be due 1% 10 days, net 30 days from the date of shipment by Company or five (5) days after the Products are received at the Avocent designated location, whichever is later; provided, however, if a hub is established at or near Avocent-International’s facility in Shannon, Ireland, the parties may agree to alternate payment terms for Avocent-International. In the event of any dispute arising over any part of an invoice or the total amount due under an invoice, all undisputed amounts shall be promptly paid by Avocent, but payment of an invoice shall not constitute final acceptance of Products by Avocent. Either Party may in good faith, without liability to the other, make deductions from and withhold payment of any amounts due to the other Party under this Agreement if there is a reasonable basis for doing so, and such Party will promptly notify the other in writing of its intention to exercise this right.
     4. Quality Control and Warranties.
          4.1 Monthly Business Review. Company and Avocent will conduct monthly business review meetings to discuss business performance, Product quality, manufacturing capacity, cost reduction plans, technology roadmaps, overview plans, and any other relevant factors that might affect either Party’s ability to perform under this Agreement.
          4.2 Cost Reductions and Price Reductions. Company understands that Avocent’s selection of Company as a supplier of the Products to Avocent is based in part on Avocent’s belief that Company is committed to continuing to find and pass through to Avocent cost savings for the Products over the term of this Agreement. Such cost savings shall be aggressively pursued by Company and shall be passed through to Avocent within no more than thirty (30) days of availability of such lower price to Company. Savings may relate to development and implementation of manufacturing efficiencies, component purchase price reductions, and/or delivery and distribution enhancements that result in lower cost of goods sold and/or operating expenses for Company. Avocent and Company will jointly agree upon a cost reduction curve that the Company will manage to (See attached Exhibit C). Company shall review with Avocent, on an ongoing basis (for each Product) (a) a value chain analysis, (b) the bill of materials (BOM) costed for all components and, (c) a currency content analysis, along with all other substantial costs associated with manufacturing each Product.
          4.3 Quality Goals. Quality is a material term of this Agreement. Company will maintain objective quality programs for all Products and will achieve or exceed agreed quality goals as outlined in Exhibit D (the “Quality Goals”). Company will maintain accurate and legible records of all Product manufacturing methods and specifications. If Company fails to achieve the Quality Goals, Company will promptly put into place a corrective action plan, as agreed to in writing by Avocent, designed to bring Company’s quality performance back into conformity with the Quality Goals. Notwithstanding any other provision in this Agreement, if

Company fails to meet the Quality Goals, after written notice to Company, Avocent may cancel any outstanding Orders without any liability whatsoever. If Company fails to meet the Quality Goals resulting in a defect in a materials or workmanship, then the warranty provisions in Section 4.4 and/or the Epidemic Defect and Product Hazards provisions in Section 6 shall be applicable. During the term of this Agreement, Company will grant Avocent reasonable access to and Avocent may audit any information reasonably requested by Avocent with respect to Company’s quality performance under this Agreement (see Section 10.1 of this Agreement).
          4.4 Warranties. The Company warrants to Avocent for a period of eighteen (18) months from the date of Company’s shipment of the Products to Avocent that the Products shall be free from defects in material and workmanship; provided, however, if Avocent returns Products to Company and Company delivers repaired Products to Avocent in satisfaction of this warranty, then the repaired Products shall be covered under the remaining portion of the original warranty period. Company further warrants that all Products shall be new and free and clear of all liens, claims, encumbrances, and restrictions of any kind and shall conform to all applicable specifications, drawings, standards, and certifications. Avocent’s remedy for Company’s breach of the warranties in this Agreement is repair or replacement of the Products, and Company shall promptly repair or replace all Products that do not meet the terms of all warranties in this Agreement. If Company does not remedy a breach of warranty under this Agreement within ten (10) days of notice, Avocent may seek money damages from Company as set forth in this Agreement, and Avocent may immediately terminate this Agreement. The warranties in this Section 4.4 are in lieu of all other warranties, express or implied, which are hereby disclaimed and excluded by the Company, including, without limitation, any warranty of merchantability or fitness for a particular purpose or use. Except for the Company’s liabilities and obligations resulting from defects in materials or workmanship, the Company shall have no liability for indirect, special, punitive, incidental, or consequential losses or damages even if the Company shall have been advised of the possibility of such potential losses or damages.
     5. Repairs and Returns.
          5.1 General Repair Obligation of Company. Products may need repair or replacement: (a) during applicable warranty periods (see Sections 4.4 and 6.1 of this Agreement) because of the failure of the Product to meet Company’s warranties; (b) after a warranty has expired; or (c) for a problem not caused by any failure of Company’s warranties. In any of these cases, Products may fail in the field or Avocent may discover the need for Product repair or replacement. Products in need of repair or replacement may be returned to Company from the field or directly from Avocent. During the term of this Agreement, Company will repair or replace all Products according to the terms and conditions in this Section 5. At Avocent’s request, Company will provide a preliminary failure analysis report within five (5) business days after receipt of Products. Company will complete a final failure analysis report (to component level) within thirty (30) days after receipt of Products (or as soon thereafter as practicable in the case of failure analysis reports from component manufacturers). Company will provide a monthly failure analysis report, including (at a minimum) the following information as available: (a) serial number; (b) Avocent-provided symptom; (c) defect found, if any; (d) root cause; (e) short term fix; and (f) long term corrective action.

          5.2 Warranty Repairs and Replacement. Avocent may return defective Products under warranty (including line rejects or factory failures at Avocent’s location) to Company for credit or immediate repair or replacement, at Avocent’s option, as specified in this Section 5.2. Avocent will ship defective Products under warranty to Company at Avocent’s expense. Company agrees to ship a repaired or replacement Product to Avocent or its customers at Company’s expense within seventy-two (72) hours after Company’s receipt of the defective Product, or for Products that cannot be repaired, within twenty-four (24) hours of Avocent’s request to Company. Company must clearly mark repaired Products and will segregate repaired Products from other Product shipments to Avocent.
          5.3 Out of Warranty Repairs. Avocent will ship defect Products out of warranty to Company at Avocent’s expense. Company will make out-of-warranty repair service and Products available to Avocent for at least five (5) years after the last delivery of the Products to Avocent under this Agreement. Out-of-warranty repairs will be on a time and materials basis, and Company agrees to ship a repaired or replacement Product to Avocent or its customers at Company’s expense. In addition, at Avocent’s request, Company agrees to work diligently with Avocent to certify a third-party repair center to perform repair of Products.
          5.4 End of Life. At the end of a Product’s life cycle, Avocent and Company will collaborate on a periodic forecast of requirements for Products and parts.
     6. Epidemic Failure and Product Hazards
          6.1 Epidemic Defect. Company is responsible for all loss, liability, cost and expense (whether inside or outside the warranty period) with respect to any defect caused by any manufacturing process (including testing), material, or component (but not caused by engineering design of the Products) and found in three percent (3%) or more of any individual Part Number specified in Exhibit A delivered during any three (3) month period (an “Epidemic Defect”). An Epidemic Defect may be identified by Avocent or by Company’s test procedures or it may appear as customer-reported failures. Company and Avocent will cooperate to promptly determine the root cause of the failures. If the root cause is determined, then Company and Avocent will cooperate in good faith on a corrective action plan. If an Epidemic Defect occurs, Avocent may stop delivery of Products without penalty or liability until the root cause is determined. In addition to any applicable warranty, Company will be responsible for all costs associated with resolving an Epidemic Defect, including without limitation all Product recall costs.
          6.2 Product Hazards. If either Company or Avocent becomes aware of any information that reasonably supports a conclusion that a hazard may exist in any Product, and the hazard could cause death or bodily injury to any person or property damage (a “Hazard”), the Party becoming aware of this information shall immediately notify the other Party of the Hazard. Whenever possible and if permitted by law, notification to the other Party will precede notice to any governmental agency. Company and Avocent will promptly exchange all relevant data and then, as promptly as possible, meet to review and discuss the information, tests and conclusions relating to the Hazard. The Parties will discuss the bases for any action, including without limitation a recall, not the origin or causation of the Hazard. Company will be responsible for all costs (including without limitation any recall costs) associated with resolving a Hazard caused by any manufacturing process, material, or component. Each Party shall, on request, provide to the other Party reasonable assistance in determining how best to deal with the Hazard and preparing for and making any presentation before any governmental agency that may have jurisdiction over the Hazard.
     7. Intellectual Property.
          7.1 Use of Intellectual Property. Avocent hereby grants to the Company a non-exclusive non-transferable, and royalty-free right and license to use all Avocent’s copyrights, patents, patent applications, trademarks and trade names relating to the Products in connection with the Company’s performance of this Agreement. Except for branding of Products as specified by Avocent, Company shall not use Avocent’s copyrights, patents, patent applications, trademarks, and trade names, product designs or specifications, or confidential or proprietary information in any manner for its benefit or purposes or for the benefit or purposes of anyone other than Avocent. Company shall use its best efforts to protect Avocent’s intellectual property, including, but not limited to, copyrights, patents, patent applications, trademarks, trade names, product designs or specifications, or confidential or proprietary information, from disclosure to third parties.
     8. Export and Import Taxes.
          8.1 Liability. Notwithstanding anything to the contrary in this Agreement, Avocent shall be solely responsible for and shall pay, or reimburse the Company for, all Export or Import Taxes. For purposes of this Agreement “Export or Import Taxes” shall mean all taxes, duties, import deposits, assessments and other governmental charges, however designated, which are now or hereafter imposed under or by any governmental authority or agency, that are (i) based on the Products or their use, (ii) related to the export or re-export of the Products, or (iii) related to the import or re-import of the Products; provided, however, Export or Import Taxes shall not include any tax, duty, import, deposit, assessment, or other charge based on or measured by the income or receipts of the Company.
     9. Export and Import of the Products.
          9.1 Export and Import Documentation. Company shall be responsible for obtaining all licenses and permits and for satisfying all formalities as may be required to export or re-export the Products, or to import or re-import the Products, and Avocent shall assist Company in obtaining such licenses and permits. In the event that Avocent specifies a carrier for international delivery of Products, Company shall deliver to such carrier Products that are exportable.
          9.2 Export Regulations. Avocent shall supply the Company on a timely basis with all necessary information and documentation requested by the Company in order to permit the Company to export or re-export the Products with respect to any sale or order under this Agreement. Company shall not dispose of any U.S. original Products, software, know-how, technical data, documentation or other products or materials furnished to Company pursuant to this Agreement to any party or in any manner which would constitute a violation of the export control regulations of the United States now or hereafter in effect if the disposition was made by a U.S. corporation, or non-U.S. corporation subject to those regulations.
     10. Miscellaneous.
          10.1 Audits. Upon reasonable notice to Company and subject to any confidentiality and nondisclosure agreements between the Parties, Avocent may audit Company’s manufacturing locations or corporate headquarters and review and copy any information reasonably relevant to the purpose of any audit permitted by this Agreement. In addition, Avocent may: (a) inspect Products at any stage of production or testing; (b) review Company’s facilities and quality control procedures; and (c) accompany Avocent customers on visits to Company’s manufacturing locations. Company will furnish, or cause to be furnished (without charge), all reasonable facilities and assistance necessary for the safety and convenience of any personnel performing the audits.
          10.2 Entire Agreement. This Agreement constitutes the entire integrated agreement between the Parties with respect to its subject matter and supersedes all prior written or oral understandings or agreements relating to the same between the Parties (including without limitation; provided, however, that as detailed in Section 13.10 of the Original Agreement, all rights and responsibilities of ETMA Corporation and Avocent under Section 2.1 (Manufacture and Sale), Section 3 (Forecasts, Purchase Orders, Delivery, Inspection, Acceptance, and Payment), Section 4.4 (Warranties), Section 5 (Repairs and Returns), Section 6 (Epidemic Failure and Product Hazards), and Section 10 (Miscellaneous) of the Original Agreement shall survive the termination of the Original Agreement and shall remain in full force and effect those certain agreements between ETMA and Avocent dated September 26, 2001 and April 25 and 29, 2002). The terms of this Agreement will control and supersede the terms on any Avocent Purchase Order or Company Purchase Order acknowledgment, except to the extent that the Avocent Purchase Order form includes terms specific to an Order such as delivery schedules, lead times, and Product specifications. In those cases, Company will be bound to the specific terms of the Purchase Order.
          10.3 Modification by Writing Only. No modification of, or consent or waiver to, this Agreement (including Exhibits) will be binding on either Party unless and until the modification, consent, or waiver is set forth in a writing specifically referencing this Agreement and signed by an authorized employee of each Party (for Avocent, Director of Operations or above; for Company, Vice President level or above). Each such modification, consent, or waiver shall be limited to the specific situation for which it is given. No other action or failure to act (including inspection, failure to inspect, acceptance of late deliveries, or acceptance of or payment for any Products) will constitute a waiver of any rights.
          10.4 Waiver of Breach. The waiver by either Party of a breach of any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any subsequent breach of this Agreement.
          10.5 No Requirements or Supply Contract. This Agreement is not a requirements or a supply contract. Except for written Purchase Orders delivered by Avocent to the Company, Avocent does not bind itself to purchase any minimum or certain quantity of

Products, and except for written Purchase Orders delivered by Avocent to the Company, the Company does not bind itself to manufacturer or sell any minimum quantity of Products. Avocent reserves the right to, and Company agrees that Avocent may, purchase similar or identical Products from other suppliers. Furthermore, Company agrees to cooperate and work with Avocent and any other companies that Avocent may engage in connection with the provision of Products.
          10.6 Independence of the Parties. Avocent and Company are independent contractors. Neither Party will make any warranties or representations or create or assume any obligations or liabilities of any kind on the other’s behalf. Neither Party is, nor will claim to be, a legal representative, partner, joint venturer, franchisee, agent, or employee of the other Party. Each Party is responsible for the direction and compensation of, and is liable for the actions of, its employees.
          10.7 Section Headings. The section headings in this Agreement are for convenience purposes only and shall not affect interpretation of this Agreement.
          10.8 Drafting. This Agreement was, and shall be deemed for all purposes to have been, drafted by both Parties, and is for the exclusive benefit of the Parties.
          10.9 Interpretation, Governing Law, Venue, and Jurisdiction. This Agreement is written in the English language and shall be construed and interpreted in accordance with such language, regardless of any translation that may be required to be executed. This Agreement shall be construed in accordance with and governed by the substantive laws of the State of Washington, U.S.A., including, without limiting the generality of the foregoing, the State of Washington Uniform Commercial Code for domestic sales of goods and other State of Washington laws. This Agreement shall not be construed in accordance with or governed by the United Nations Convention on Contracts for the International Sale of Goods. The venue of any lawsuit or legal proceeding arising out of or in connection with this Agreement shall be laid in King County, Washington. Avocent and the Company hereby submit to the jurisdiction of the State of Washington and waive any and all right to deny venue or jurisdiction in any claim or litigation arising out of or in connection with, directly or indirectly, this Agreement.
          10.10 Assignment. This Agreement may not be assigned by Company, in whole or in part, including without limitation by operation of law, in a merger or stock or asset sale, without the express written permission of Avocent. If Company makes any attempt to assign this Agreement without Avocent’s written consent, Avocent will have the option to immediately terminate this Agreement. No permitted assignment or subcontract by Company shall relieve Company of any obligations hereunder. Company shall always remain jointly and severally liable with any assignees under this Agreement.
          10.11 Force Majeure. Neither Party shall be liable to the other Party for any failure to perform any of its obligations hereunder during any period in which such performance is delayed by fire, flood, war, embargo, strike, riot or the intervention of any governmental authority or similar circumstances (a “Force Majeure”). In such event, however, the delayed Party must: (a) promptly provide the other Party with written notice of the Force Majeure; and (b) use its best efforts to resume or commence performance under this Agreement. The delayed

Party’s time for performance will be excused for the duration of the Force Majeure, but if the Force Majeure event lasts longer than thirty (30) days, the other Party may terminate this Agreement upon fifteen (15) days written notice.
          10.12 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be illegal, invalid, or unenforceable by any law, rule, order, or regulation of any government or by the final determination of any state, federal, or foreign court, such invalidity shall not affect the enforceability of any other provisions not held to be invalid. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, to the extent possible, there shall be added automatically as part of this Agreement a valid provision which is similar in terms.
          10.13 Survival. The provisions of Section 2.1 (Manufacture and Sale), Section 3 (Forecasts, Purchase Orders, Delivery, Inspection, Acceptance, and Payment), Section 4.4 (Warranties), Section 5 (Repairs and Returns), Section 6 (Epidemic Failure and Product Hazards), and Section 10 (Miscellaneous) shall survive any termination or expiration of this Agreement and shall continue to bind the Parties and their permitted successors and assigns.
          10.14 Remedies Not Exclusive. Except as may be otherwise provided in this Agreement, the rights or remedies of the Parties hereunder are not exclusive and either Party shall be entitled alternatively or cumulatively to, subject to the other provisions of this Agreement, damages for breach, an order requiring specific performance or any other remedy available at law or in equity.
          10.15 Good Faith Dispute Resolution. Before either Party initiates a lawsuit or other legal proceeding against the other Party relating to this Agreement, the Parties agree to work in good faith to resolve all disputes and claims arising out of or relating to this Agreement, the Parties’ performance under it or a breach of this Agreement. Either Party may request, after informal discussions have failed to resolve a dispute or claim, that each Party designate an officer (or other management employee with authority to bind the Party) to meet in good faith and attempt to resolve the dispute or claim. During their discussions, each Party will honor the other’s reasonable requests for information relating to the dispute or claim. This paragraph will not apply if (i) the expiration of the statute of limitations for a cause of action is imminent, or (ii) injunctive or other equitable relief is necessary to mitigate damages.
          10.16 Retention of Records. Company will maintain accurate and legible records for a period of five (5) years and will grant to Avocent reasonable access to and copies of any information reasonably requested by Avocent with respect to Company’s performance under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

COMPANY:	AVOCENT:
Three-Five Systems, Inc	AVOCENT CORPORATION

By:	By:

Its: CFO	Its:

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